UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2025

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive offices)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Chief Financial Officer

On July 9, 2025, Canopy Growth Corporation (the “Company”) terminated the employment of its Chief Financial Officer, Judy Hong, effective immediately (the “Separation”). Ms. Hong’s termination was not related to the Company’s financial or operating results or to any disagreements or concerns regarding the Company’s financial or reporting practices. Ms. Hong was terminated “without cause” under the terms of her employment agreement with a wholly owned subsidiary of the Company, dated March 29, 2022 (as amended, the “Hong Employment Agreement”). As previously disclosed, subject to Ms. Hong’s compliance with the terms of the Hong Employment Agreement including Ms. Hong’s entry into a separation, release and waiver of liability, Ms. Hong will be entitled to the payments and benefits provided for by the Hong Employment Agreement following a termination without cause. Ms. Hong will also be entitled to payment of her retention bonus of US$150,000 pursuant to the retention agreement entered into with the Company on August 19, 2024. There are no family relationships between Ms. Hong and any other officer or any of the directors of the Company. There are no transactions in which Ms. Hong has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Interim Chief Financial Officer

Effective as of the Separation, the Company appointed its current Vice President, Finance, Thomas Stewart, as the Company’s interim Chief Financial Officer while the Company conducts a search for a permanent Chief Financial Officer.

Thomas Stewart, age 43, has served as the Company’s Vice President, Finance since August 2023, where he is responsible for a wide range of the Company’s finance functions, including external reporting, financial close technical accounting, financial close processes, transactional services, tax, FP&A, commercial finance, and operations finance. Prior to that role, Mr. Stewart served as the Company’s Chief Accounting Officer from April 2019 until August 2023. Prior to joining the Company in April 2019, Mr. Stewart spent over 10 years at Constellation Brands, Inc., where he held a variety of roles within the finance organization, most recently serving as Senior Director, Global Accounting from June 2018 to April 2019. Mr. Stewart started his career at PricewaterhouseCoopers in Rochester, NY and obtained his Bachelor of Science in Accounting from the State University of New York at Geneseo. Mr. Stewart is a Certified Public Accountant in the state of New York and brings a wealth of U.S. GAAP experience to the Company.

There are no arrangements or understandings between Mr. Stewart and any other person pursuant to which he was selected as interim Chief Financial Officer. Mr. Stewart does not have any family relationships with any of the Company’s directors, executive officers, or other person nominated or chosen by the Company to become a director or executive officer. There are no transactions between Mr. Stewart and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his service as interim Chief Financial Officer, Mr. Stewart entered into an interim offer letter, dated July 9, 2025 (the “Offer Letter”), pursuant to which Mr. Stewart will receive a monthly stipend of an additional US$7,500 per month in addition to his current base salary until the Company selects a permanent Chief Financial Officer. In addition to the monthly stipend, pursuant to the Offer Letter, Mr. Stewart’s fiscal 2026 short-term annual incentive performance bonus will be calculated at 75% of his base salary and monthly stipend combined and will be prorated based on his time in the interim Chief Financial Officer role.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”).

Item 7.01	Regulation FD Disclosure.

On July 9, 2025, the Company issued a press release titled “Canopy Growth Appoints Tom Stewart as Interim Chief Financial Officer,” a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein solely for purposes of this Item 7.01 disclosure.

The information set forth and incorporated by reference in Item 7.01 of this Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Interim Offer Letter, dated July 9, 2025, between Canopy Growth Corporation and Thomas Stewart.
99.1	Press Release, dated July 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

	By:	/s/ Christelle Gedeon
Christelle Gedeon
Chief Legal Officer

Date: July 9, 2025